Exhibit 99.1


VIA FEDERAL EXPRESS


August 9, 2001


Mr. Steven C. Ramsey
Secretary
Immucor Inc.
3130 Gateway Drive
Norcross, GA 30091-5625

Dear Mr. Ramsey,

As you know, Kairos Partners, L.P. is currently a 10% holder of Immucor stock. As such, Kairos is entitled to vote at Immucor's Annual Meeting of shareholders at which directors will be elected.

The following list of nominees is hereby submitted by Kairos to stand for election at Immucor's 2001 Annual Meeting or at the next shareholder meeting at which Directors of Immucor are elected. They are:

         1.    John F. McGuire, III
         2.    Ronald O. Gilcher, M.D., F.A.C.P.
         3.    Pierre G. Cassigneul
         4.    Peter R. White

The information required with respect to each of the nominees is detailed in the attached Exhibits 1 through 4.

By its signature below, Kairos Partners L.P. hereby certifies to Immucor that each of the nominees listed above has consented to be nominated for election to the Board of Directors of Immucor and that it believes that each nominee will stand for election and will serve as a Director, if elected.


Sincerely,


John F. White
Kairos Partners, L.P.

JFW/srh




cc:  E. Gallup/D. Lanson / D. Smith /R. Eatz / B. Papesh / J. Rosen /
     G. De Chirico  / D. McKeithan
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                                  EXHIBIT 1



Name:               JOHN F. MCGUIRE, III

Age:                54 years

Business Address:   Whatman Bioscience 200 Wells Avenue Newton, MA
                    02459

Residence Address:  178 West Bare Hill Road Harvard, MA 01451

Occupation:         John F. McGuire, III, age 54, became President and Managing
                    Director of Whatman Bioscience in June 2001. Prior to that
                    Mr. McGuire served as Chief Executive Officer, President and a Director of HemaSure Inc. since April 1997. From 1988 to 1997, Mr. McGuire was employed by Johnson & Johnson,
                    Inc., most recently as Vice President and General Manager of the Ortho Diagnostic Systems Blood Bank Business Unit since January 1996. From March 1995 to January 1996, Mr.
                    McGuire held the position of Vice President, Sales &
                    Marketing, North America for J&J. From August 1990 to March
                    1995, Mr. McGuire served as Managing Director of Ortho
                    Diagnostic Systems, U.K. and Belgium for J&J. From
                    September 1988 to August 1990, Mr. McGuire held the position of Marketing Director for the AIDS and Hepatitis
                    Business Unit of J&J.

                    From 1977 to 1988, Mr. McGuire held various management positions at E.I. DuPont De Nemours & Company, the last of which was National Sales Manager, AIDS & Hepatitis Business.

                    Mr. McGuire is a member of the Board of Trustees of the National Blood Foundation Trust Fund.

Affiliations:       As a limited partner of Kairos Partners LP, Mr. McGuire may be deemed to be the beneficial owner of the shares of Immucor stock owned by Kairos Partners LP. However, Mr.
                    McGuire disclaims beneficial ownership of such shares.
                    Except as provided in the prior sentence, Mr. McGuire does not have any affiliation with, or material interest in Immucor or any transaction involving Immucor.

                    In addition, Mr. McGuire does not have any affiliation with, or material interest in, any person or entity having an interest materially adverse to Immucor.


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                                   EXHIBIT 2



Name:               RONALD O. GILCHER, M.D., F.A.C.P.

Age:                63 years

Business  Address:  Sylvan N. Goldman Center Oklahoma Blood Institute
                    1001 N. Lincoln Boulevard Oklahoma City, OK 73104

Residence Address:  4021 Woodcutter Drive
                    Oklahoma City, OK 73105

Occupation:         Ronald O. Gilcher, M.D., F.A.C.P., age 63, has served as
                    Chief Executive Officer, President and Medical Director of the Sylvan N. Goldman Center, Oklahoma Blood Institute
                    ("OBI") since 1979. OBI is a nationally recognized independent blood center. From 1971 to 1979, Dr. Gilcher served at the Central Blood Bank of Pittsburgh, as Assistant Medical Director and Medical Director from 1974.
                    During that time, Dr. Gilcher was also an Assistant
                    Professor of Medicine and an Associate Professor of Clinical Medicine at the University of Pittsburgh, School of Medicine.

                    Dr. Gilcher is Board Certified in Internal Medicine and Hematology and is a Fellow of the American College of Physicians. In 1997, Dr. Gilcher was appointed by the U.S. Department of Health and Human Services to serve on the Advisory Committee on Blood Safety and Availability.

Affiliations:       As a limited partner of Kairos Partners LP, Dr. Gilcher may be deemed to be the beneficial owner of the shares of Immucor stock owned by Kairos Partners LP. However, Dr.
                    Gilcher disclaims beneficial ownership of such shares.
                    Except as provided in the prior sentence, Dr. Gilcher does not have any affiliation with, or material interest in Immucor or any transaction involving Immucor.

                    In addition, Dr. Gilcher does not have any affiliation with, or material interest in, any person or entity having an interest materially adverse to Immucor.

                                   EXHIBIT 3



Name:               PIERRE G. CASSIGNEUL

Age:                48 years

Business Address:   Bayer Corporation
                    Diagnostics Division
                    511 Benedict Avenue
                    Tarrytown, NY 10591-5097

Residence Address:  8 Haven Hill Rise
                    Flemington, NJ 08822

Occupation:         Mr. Cassigneul, age 48, has served as Senior Vice
                    President, Group Business Operations, Planning and
                    Communications of the Diagnostics Division of Bayer
                    Corporation since June 2000. From February 1997 through
                    June 2000, Mr. Cassigneul was Senior Vice President and
                    General Manager of the Diabetes Self-Testing Segment of
                    Bayer. Prior to that, Mr. Cassigneul was Vice President and
                    General Manager of the AIDS and Hepatitis Business Unit of
                    Ortho Diagnostic Systems (Johnson & Johnson, Inc.) from
                    June 1991 through January 1997.

                    From September 1982 through May 1991 Mr. Cassigneul held several General Management and Marketing positions with Abbott Laboratories Diagnostic Division both in the USA and in Europe. In 1985, he launched the first HIV test for screening the European blood supply while he was responsible for the Hepatitis product line and the blood screening business in Europe.


Affiliations:       Mr. Cassigneul does not have any affiliation with, or
                    material interest in Immucor or any transaction involving
                    Immucor.

                    In addition, Mr. Cassigneul does not have any affiliation with, or material interest in, any person or entity having an interest materially adverse to Immucor.

                                   EXHIBIT 4



Name:               PETER R. WHITE

Age:                46 years

Business Address:   44 Lowell Road Wellesley, MA 02481

Residence Address:  44 Lowell Road
                    Wellesley, MA 02481

Occupation:         Peter R. White, age 46, is currently self-employed as a
                    financial consultant. From 1981 to 2001, Mr. White worked for Fleet Securities, Inc., and its predecessor companies
                    BancBoston Robertson Stephens and BankBoston. Since 1993, he served as a Managing Director in units that financed the acquisition of businesses by private equity firms. Services included the providing of senior bank debt, private mezzanine debt, public high yield debt, private equity, and merger and acquisition advisory products. During this period, Mr. White was directly involved in analyzing, conducting comprehensive due diligence, underwriting, and distributing over $1 billion in new debt financings to highly leveraged companies across a broad range of industry sectors.

                    Mr. White received an A.B. degree, cum laude, from Dartmouth College, and an M.B.A. in Finance from the Wharton School.


Affiliations:       Mr. White does not have any affiliation with, or material
                    interest in Immucor or any transaction involving Immucor.

                    In addition, Mr. White does not have any affiliation with, or material interest in, any person or entity having an interest materially adverse to Immucor.